UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Journal Media Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Video message from Tim Stautberg to Journal Media Group employees

December 22, 2015

Hi, everyone, Tim Stautberg here with an update on the transaction between Journal Media Group and Gannett.  I don’t have any “breaking news,” but in the last couple of weeks, I’ve had the pleasure of visiting some of our locations with Gannett CEO Bob Dickey and John Zidich, president of domestic publishing.  We traveled to Knoxville, Memphis, Naples and the Treasure Coast and enjoyed great dialog with employees who are interested in knowing what joining Gannett may mean for them, their newspaper and community after the transaction closes.  I’d like to share with you a few of my “notes from the road.”

First, Bob and John remarked on the energy they felt during our meetings with employees, the quality of the work we’re doing — in many areas of the business — and the talent of those they met during our visits.  They’ve been very impressed with our team.

In all of our meetings with employees, Bob stressed the importance of Gannett’s local-to-national strategy and the power of content generated locally.  Because of Gannett’s nationwide network, local content can and does rise to the national level.  Each Gannett market has access to all of the content generated across the USA TODAY network, but local editors select what goes in print and on digital platforms.

Bob mentioned a recent example of high-profile investigative work by their newspaper in Palm Springs that was worthy of national play. Some of Gannett’s newspapers ran the series, while others did not. Bob and John support the philosophy that local editors and staff are the best arbiters to decide what content serves their readers, their communities, and their local media brands.

In our meetings, we also received a number of questions about how Gannett approaches specific functional areas. Bob and John answered these questions with respect to the way this work generally is performed today, but commented that the integration teams from Gannett and Journal Media Group will be working together to determine what our combined companies will do post-closing across a variety of functions.

Speaking of integration planning, functional leaders from Gannett and Journal Media Group met on December 11. No decisions were made, but discussions are underway and will continue into next year and through closing.

While integration planning moves forward, it is important to remember that Journal Media Group and Gannett must continue to operate as separate, independent companies until the transaction closes.

And, as I mentioned in my last update, many of the decisions about organizational structure, staffing, processes and operations will likely be made after the closing.

We’re currently focused on working with the Department of Justice to secure regulatory approval and have filed a revised preliminary proxy with the Securities and Exchange Commission.  We hope to receive word from the SEC that we can move forward with setting a record date and a date for the shareholder meeting to vote on the transaction. We continue to anticipate that the transaction will close in the first quarter of next year.

Thank you for your patience as we continue to work through this process, and thank you, as always, for your continued focus on serving our readers, advertisers and local communities. I wish you and your families a wonderful holiday season and a great start to 2016.

Additional Information and Where to Find It

The proposed merger involving Journal Media Group, Inc. (“JMG”) and Gannett Co., Inc. will be submitted to the shareholders of JMG for their consideration. In connection with the proposed merger, JMG will prepare a proxy statement for the shareholders of JMG to be filed with the Securities and Exchange Commission (the “SEC”), and JMG will mail the proxy statement to its shareholders and file other documents regarding the proposed merger with the SEC. JMG urges investors and shareholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents (when they are available) free of charge at the SEC’s web site, http://www.sec.gov or from JMG upon request to Jason R. Graham, Senior Vice President, Chief Financial Officer and Treasurer, at 414-224-2440 or jason.graham@JMG.com.

Participants in the Merger Solicitation

This communication is not a solicitation of a proxy from any investor or shareholder. However, JMG and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger under the rules of the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of JMG in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about JMG’s directors and executive officers in its Registration Statement on Form S-4 (Registration No. 333-201540) originally filed with the SEC on January 16, 2015 and declared effective on February 6, 2015 and JMG’s subsequently filed reports with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This communication contains certain forward-looking statements with respect to the financial condition, results of operations and business of JMG and certain plans and objectives of JMG with respect thereto, including certain matters relating to the proposed merger with Gannett Co., Inc. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, uncertainties as to the expected closing date of the proposed merger; potential disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the risk of litigation and other legal proceedings related to the proposed merger; changes in economic, business or political conditions, licensing requirements or tax matters; risks related to the timing (including possible delays) of the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that the proposed merger does not close, including, but not limited to, due to the failure to obtain shareholder approval or the failure to satisfy the other closing conditions; and the risk that the merger agreement may be terminated in certain circumstances that require us to pay Gannett a termination fee of $9 million. These forward-looking statements are based on numerous assumptions and assessments made by JMG in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors that it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. JMG does not assume any obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law. A further list and description of risks and uncertainties can be found in JMG’s Annual Report on Form 10-K for the year ended December 31, 2014 and in its reports filed on Form 10-Q and Form 8-K during 2015.